Exhibit 99.2
         Written Statement of Principal Financial Officer Pursuant to
                Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jeffersonville Bancorp (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies to his knowledge on the date hereof, that:

    1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        /s/ John M. Riley
                                        John M. Riley
                                        Treasurer
                                        (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.